                                                                    EXHIBIT 3(i)

                                                                FILED
                                                        In the Office of the
                                                    Secretary of State of Texas
                                                            JUL 07 1982
                                                        Corporations Section


                           ARTICLES OF INCORPORATION
                           -------------------------

                                      OF
                                      --

                         GULF SOUTHWEST BANCORP, INC.
                         ----------------------------

        The undersigned natural person of the age of eighteen years or more, acting as incorporator of a corporation (hereinafter called the "Corporation") under the Texas Business Corporation Act (hereinafter called the "Act"), does hereby adopt the following Articles of Incorporation for the Corporation.

                                  ARTICLE ONE

                                     Name
                                     ----

        The name of the Corporation is Gulf Southwest Bancorp, Inc.

                                  ARTICLE TWO

                                   Duration
                                   --------

        The period of its duration is perpetual.

                                 ARTICLE THREE

                                   Purposes
                                   --------

        Section 1. The purpose for which the Corporation is organized is to
        ---------
engage in any lawful business or activity, subject to the limitations hereinafter set forth in Section 2 of this article.

        Section 2. Nothing in this article is to be construed as authorizing the
        ---------
Corporation to transact any business in the State of Texas expressly prohibited by any law of the State of Texas, or to engage in any activity in the State of Texas which cannot lawfully be engaged in by a corporation incorporated under the Act or which cannot lawfully be engaged in without first obtaining a license under the laws of the State of Texas and which license cannot be granted to a corporation organized under the Act, or to operate in Texas any of the businesses referred to in section B(4) of article 2.01 of the Act, or to take any action in violation of any of the laws referred to in section C of article
2.02 of the Act.

                                 ARTICLE FOUR

                               Authorized Shares
                               -----------------

        Section 1. The aggregate number of shares which the Corporation will
        ---------
have authority to issue is 12,000,000 of which 10,000,000 will be shares of common stock, par value $1.00 per share ("Common Stock"), and 2,000,000 will be shares of preferred stock, par value $20.00 per share ("Preferred Stock").

        Section 2. Shares of Preferred Stock may be issued from time to time in
        ---------
one or more series, each of which is to have a distinctive serial designation as determined in the resolution or resolutions of the board of directors providing for the issuance of such Preferred Stock from time to time.

        Section 3. Each series of Preferred Stock:
        ---------

        (a) may have such number of shares;

        (b) may have such voting powers, full or limited, or may be without voting powers;

        (c) may be subject to redemption at such time or times and at such price;

        (d) may be entitled to receive dividends (which may be cumulative or nomcumulative) at such rate or rates, on such conditions, from such date or dates, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

        (e) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation;

        (f) may be made convertible into, or exchangeable for, shares of any other class or classes, or of any other series of the same or any other class or classes, of stock of the Corporation at such price or prices or at such rates of exchange, and with such adjustments;

        (g) may be entitled to the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

        (h) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issuance of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition of any class of stock by the Corporation; and

        (i) may have such other relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof;

as in such instance is stated in the resolution or resolutions of the board of directors providing for the issuance of such Preferred Stock. Except where otherwise set forth in such resolution or resolutions the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the board of directors.

        Section 4. Shares of any series of Preferred Stock which have been
        ---------
redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes will have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock created by resolution or resolutions of the board of directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the board of directors providing for the issuance of any series of Preferred Stock and to any filing required by law.

        Section 5. (a) Except as otherwise provided by law or by the resolutions
        ---------
of the board of directors providing for the issuance of any series of Preferred Stock, Common Stock will have the exclusive right to vote for the election of directors and for all other purposes. Each holder of Common Stock will be entitled to one vote for each share held.

                   (b) Subject to all of the rights of Preferred Stock or any series thereof, the holders of Common Stock will be entitled to receive, when, as and if declared by the board of directors, out of funds legally available therefor, dividends payable in cash, in stock or otherwise.

                   (c) Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and after the holders of Preferred Stock of each series have been paid in full the amounts to which they respectively are entitled or a sum sufficient for such payment in full has been set aside, the remaining net assets of the Corporation will be distributed pro rata to the holders of Common Stock in accordance with their respective rights and interests to the exclusion of the holders of Preferred Stock.

                                 ARTICLE FIVE

                    Restriction on Commencement of Business
                    ---------------------------------------

        The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1000), consisting of money, labor done or property actually received.

                                  ARTICLE SIX

                    Registered Office and Registered Agent
                    --------------------------------------

        The street address of the initial registered office of the Corporation is:

                                999 North Shepherd
                                Houston, Texas 77008

        The name of its initial registered agent at such address is:

                                 Joe L. Barnes

                                 ARTICLE SEVEN

                              Board of Directors
                              ------------------

        Section 1. Initial Board of Directors. The number of directors
        ---------  --------------------------
constituting the initial board of directors of the Corporation is six (6).

        Section 2. Names and Addresses. The names and addresses of the persons
        ---------- --------------------
who are elected to serve as directors until the first annual meeting of shareholders, or until their respective successors shall have been elected and qualified, are:

                Name                            Address
                ----                            -------

             J. W. Lander, Jr.              4200 Westheimer
                                            Suite 210
                                            Houston, Texas 77027

                Donald Harding          999 North Shepherd
                                        Houston, Texas 77008

                Ken D. Horton           111 Spencer Highway
                                        South Houston, Texas 77587

                Edwin W. Pugh           171 Gulf Freeway
                                        South League City, Texas 77573

                B. L. Corley            1232 FM 1462
                                        Alvin, Texas 77511

                Joe L. Barnes           999 North Shepard
                                        Houston, Texas 77008

        Section 3. Increase or Decrease of Directors. The number of directors
        ---------  ---------------------------------
may be increased or decreased from time to time by amendment to the Bylaws.

                                 ARTICLE EIGHT

                       Provisions for Regulation of the
                       --------------------------------
                      Internal Affairs of the Corporation
                      -----------------------------------

        Provisions for the regulation of the internal affairs of the Corporation shall include the following, but such enumeration is not in limitation of the power of the shareholders or the Board of Directors to formulate in the Bylaws, by resolution, or in any other manner any other lawful provision not inconsistent with these articles:

        Section 1. Voting. At each election of directors every shareholder
        ---------  ------
entitled to vote at such election shall be entitled to one vote, in person or by proxy, for each share owned by him, in the election of each director. The right of cumulative voting is hereby specifically denied.

        Section 2. Bylaws. The board of directors shall adopt the initial
        ---------  ------
Bylaws, and from time to time may alter, amend or repeal the Bylaws or adopt new Bylaws; but the shareholders from time to time may alter, amend or repeal any Bylaws adopted by the board of directors or may adopt new Bylaws.

        Section 3. Denial of Preemptive Rights. No holder of securities of the
        ---------  ---------------------------
Corporation shall have any preemptive right to acquire any shares or securities of any kind, whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by the Corporation.

                                 ARTICLE NINE

                                 Incorporator
                                 ------------

        The name and address of the incorporator of the Corporation is:

                Name                            Address
                ----                            -------

        George G. Young III             1100 Esperson Buildings
                                        Houston, Texas 77002

        IN WITNESS WHEREOF, I have hereunto set my hand this 23rd day of June, 1982.

                                                /s/ GEORGE G. YOUNG III
                                                --------------------------------
                                                George G. Young III

THE STATE OF TEXAS   S
                     S
COUNTY OF HARRIS     S

        I, Deborah Stuard, a Notary Public, do hereby certify that on this 23rd day of June, 1982, personally appeared before me George G. Young III, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.


                                                /s/ DEBORAH STUARD
                                                --------------------------------
(SEAL)                                          NOTARY PUBLIC IN AND FOR
                                                STATE OF TEXAS


My Commission Expires:
     3-17-86
- ---------------------

                                                                FILED
                                                        In the Office of the
                                                     Secretary of State of Texas
                                                             JUN 6 1988
                                                       Corporations Section


                         GULF SOUTHWEST BANCORP, INC.
                              (the "Corporation")

                             ARTICLES OF AMENDMENT

                                   ARTICLE 1

        The name of the Corporation is Gulf Southwest Bancorp, Inc.

                                  ARTICLE II

        The following amendment to the Articles of Incorporation was adopted on May 25, 1988.

        The amendment is in addition to Article Seven and the full text of the provision to be added is as follows:

                Section 4.  Liability.  No director of the Corporation shall
                ---------   ---------
be liable to the Corporation or its shareholders for monetary damages for an act of omission in the director's capacity as a director, except that this provision does not eliminate or limit the liability of a director for: (i) a breach of the director's duty of loyalty to the Corporation or shareholders;
(ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; (iv) an act or omission for which the liability of a director is expressely provided for by statute; or (v) an act related to an unlawful stock repurchase or payment of a dividend.

                                  ARTICLE III

        The number of shares of the Corporation outstanding at the time such amendment was adopted was 1,082,919 consisting of 104,971 shares of 12% cumulative preferred stock, series A, $20.00 par value per share, and 977,948 shares of common stock, $1.00 par value per share. Only the outstanding 977,948 shares of common stock were entitled to vote on such amendment. No such shares were entitled to vote as a class with respect to such amendmnet.

                                  ARTICLE IV

        The number of shares of common stock voted for the amendment was 753,952; the number of shares of common stock voted against the amendment was 6,421; and the number of shares of common stock abtsaining from voting for or against such amendment was 158. No shares were entitled to vote as a class with respect to the amendment.

      IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment effective as of May 25, 1988.




                                        /s/ J. W. LANDER, III
                                        ----------------------------------------
                                        J. W. Lander, III, President

                                                                 FILED
                                                        In the Office of the
                                                     Secretary of State of Texas
                                                              NOV 30 1990
                                                        Corporations Section


                             ARTICLES OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION
                                      OF
                         GULF SOUTHWEST BANCORP, INC.
                              (the "Corporation")

        Pursuant to the provisions of Article 4.01, et. seq. of the Texas
                                                    --  ---
Business Corporation Act, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation, which amend Article Four thereof and the Statement of Designation of Series of Preferred Stock filed with the Secretary of State of the State of Texas on Decemnber 7, 1982.

        Article I.      The name of the Corporation is GULF SOUTHWEST BANCORP,
INC.

        Article II. The following amendments to the Articles of Incorporation were adopted by the shareholders of the Corporation on November 30, 1990:

            Article Four of the Articles of Incorporation is hereby amended to add a new Section 6 thereto, such section to read in its entirety as follows:

                Section 6.  (a) Each share of 12% cumulative preferred
                ----------
            stock, series A, $20.00 par value per share (the "Series A Preferred Stock") issued and outstanding as of November 30, 1990, that being the date when this Section 6 is added to Article Four of the Articles of Incorporation, shall be changed into one and three-quarters (1.75) shares of fully paid and nonassessable Common Stock. Shares of the Series A Preferred Stock changed into Common Stock shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the Series A Preferred Stock or may be reclassified and reissued as part of a new series of Preferred Stock created by resolution or resolutions of the board of directors.

                (b) Effective as of November 30, 1990, that being the date when this Section 6 is added to Article Four of the Articles of Incorporation, $6.60 per share of undeclared dividends accrued with respect to each share of the Series A Preferred Stock are cancelled.

                        (c) Except as provided for in paragraph (b) hereof, the right to receive any undeclared dividends accrued with respect to shares of the Series A Preferred Stock as of November 30, 1990 will not be effected by the change of Series A Preferred Stock into Common Stock; provided, however that the right to receive dividends with respect to shares of Series A Preferred Stock will cease to accrue as of November 30, 1990.

                Paragraph 5.1 of the Statement of Designation of Series of Preferred Stock filed in the office of the Secretary of State of the State of Texas on December 7, 1982 is hereby amended to read in its entirety as follows:

                        "5.1 Source Rates and Dates.  Dividends are payable on
                             ----------------------
                the Series A Preferred Stock when, as and if declared by the Board of Directors of the Company at an annual rate of $2.40 per share. Such dividends will be payable in cash or, at the option of the Company, in shares of common stock, $1.00 par value per share, of the Company having an equivalent fair market value as determined by the Board of Directors of the Company.

        Article III. There were 1,082,458 shares of the Corporation outstanding and entitled to vote at the time such amendment was adopted, consisting of 104,882 shares of 12% cumulative preferred stock, series A, $20.00 par value per share (the "Series A Preferred Stock"), and 977,576 shares of common stock, $1.00 par value per share (the "Common Stock").


        Article IV. There were 1,082,458 shares of the Corporation outstanding and entitled to vote with respect to such amendment, of which 853,769 shares were voted in favor of such amendment, 37,830 shares were voted against the amendment, and 190,8__ shares were not voted. In addition to the vote of the total outstanding shares of the Corporation, the number of shares of each class entitled to vote as a class for and against such amendment is as follows:


                                Number of       Number of        Number of
                                Shares          Shares           Shares
Designation of Class            Voted For       Voted Against    Not Voted
- --------------------            ---------       -------------    ---------

Common Stock                     792,885           30,637         154,054

Series A Preferred Stock          60,884            7,193          36,805


        Article V. The manner in which shares of Series A Preferred Stock will be changed into shares of Common Stock is set forth in the Plan of Recapitalization attached hereto as Exhibit A and incorporated herein by reference.

        Article VI. The manner in which the change in stated capital is effected, and the amount of stated capital as changed, are as follows:

                (a) The stated capital of the Company attributable to shares of Series A Preferred Stock shall be reduced from $2,194,120 to 0.

                (b) The stated capital of the Company attributable to shares of Common Stock shall be increased from $997,451 to $1,180,994.

                (c) The aggregate stated capital of the Compnay shall be decreased from $3,191,571 to $1,180,994.

       DATED:        November 30, 1990

                                        GULF SOUTHWEST BANCORP, INC.


                                        By:  /s/  J. W. LANDER, III
                                           -----------------------------------
                                           Name: J. W. Lander, III
                                                ------------------------------
                                           Title: President
                                                 -----------------------------

                             RECAPITALIZATION PLAN
                                      OF
                         GULF SOUTHWEST BANCORP, INC.
                              (the "Corporation)

        This recapitalization plan ("Recapitalization Plan"), sets forth the terms upon which the shares of 12% cumulative preferred stock, series A, $20.00 par value per share (the "Series A Preferred Stock"), issued by the Corporation will be changed (the "Recapitalization") into shares of common stock, $1.00 par value per share ("Common Stock"), issued by the Corporation.

        1. Effective Time. The Recapitalization shall become effective at the time (the "Effective Time") the Articles of Amendment, substantially in the form attached hereto as Exhibit "A" (the "Articles of Amendment") shall become effective.

        2. Change of Series A Preferred Stock into Common Stock. At the Effective Time, without any action on the part of any holder, each share of Series A Preferred Stock issued and outstanding immediately prior to the Effective Time shall be changed into one and three-quarters (1.75) shares of Common Stock. No fractional shares of Common Stock will be issued. In lieu of a fractional share of Common Stock issuable upon the change of shares of the Series A Preferred Stock into shares of Common Stock a whole share of Common Stock shall be issued.

        3. Rights Subsequent to the Effective Time. Except as noted in paragraph 8 below, from and after the Effective Time, the holders of certificates previously representing shares of Series A Preferred Stock shall cease to have any rights as holders of such shares, and their sole rights shall pertain to the shares of Common Stock into which their shares of Series A Preferred Stock shall have been changed pursuant to the Articles of Amendment.

        4. Exchange of Certificates. As soon as practicable after the Effective Time, the Corporation shall send to each former holder of shares of the Series A Preferred Stock a letter of transmittal for use in submitting to the Corporation certificates formerly representing shares of the Series A Preferred Stock in exchange for certificates representing shares of the Common Stock to which such holder is entitled as a result of the effectiveness of the Articles of Amendment. Subsequent to such Effective Time and until such exchange of certificates, the Series A Preferred Stock certificates shall be deemed for all purposes to represent the number of whole shares of the Common Stock into which such shares have been changed. Pending surrender of the certificates representing shares of the Series A Preferred Stock in exchange for a certificate or certificates representing shares of Common


                                   EXHIBIT A
                                   ---------

Stock, the holder thereof will not be entitled to receive any dividend or other distribution payable to holders of Common Stock; provided that upon surrender of such certificates representing shares of Series A Preferred Stock, there will be paid to the record holders thereof the amount of dividends or other distributions (without interest) which theretofore became payable and were not paid to such holder with respect to the number of whole shares of Common Stock issued upon such surrender.

        5. Valid Issuance of Common Stock. All shares of Common Stock into which shares of the Series a Preferred Stock shall have been changed pursuant to the Articles of Amendment shall be deeded to be validly issued, fully paid and nonassessable and, except as noted in paragraph 8 below, to have been issued in full satisfaction of all rights pertaining to such shares of the Series A Preferred Stock.

        6. Close of Stock Transfer Books. After the Effective Time, there shall be no further registration on the records of the Corporation of transfers of shares of the Series A Preferred Stock.

        7. Effectiveness, Amendment, Modification and Termination. This Recapitalization Plan shall not become effective unless and until (i) it is approved by the shareholders of the Corporation and (ii) the Articles of Amendment become effective. The Board of Directors of the Corporation may, to the extent permitted by law, amend or modify the provisions of this Recapitalization Plan at any time before or after approval hereof by the shareholders of the Corporation. However, no such amendment or modification shall affect the right of holders of any class of the Corporation's capital stock in any manner that is adverse to such holders. In addition, the Board of Directors may terminate this Recapitalization Plan at any time before the Effective Time, whether before or after approval by the shareholders of the Corporation.

        8. Dividends. At the Effective Time all unpaid dividends which have accumulated with respect to shares of Series A Preferred Stock in excess of $1.20 per share will be cancelled. Nothing contained herein will be deemed to impair the right of the persons who are holders of shares of Series A Preferred Stock immediately prior to the Effective Time to receive the uncancelled portion of such dividends.

                                                               FILED
                                                        In the Office of the
                                                     Secretary of State of Texas
                                                            JUN 13 1996
                                                        Corporations Section


                             ARTICLES OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION
                                      OF
                         GULF SOUTHWEST BANCORP, INC.

        Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, Gulf Southwest Bancorp, Inc., a Texas corporation (the "Corporation"), adopts the following Articles of Amendment to its Articles of Incorporation, which amend Article One thereof so as to change the name of the Corporation.

        Article I.   The name of the Corporation is Gulf Southwest Bancorp, Inc.

        Article II. The following amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation on June 11, 1996:

                Article One of the Articles of Incorporation is hereby amended to read in its entirety as follows:

                                  ARTICLE ONE

                                     Name
                                     ----

           The name of the Corporation is Merchants Bancshares, Inc.

        Article III. The number of shares of the Corporation outstanding and entitled to vote at the time of such adoption was 1,943,970 shares of common stock, par value $1.00 per share. No shares of capital stock were entitled to vote separately as a class with respect to such adoption.

        Article IV. The holders of 1,444,562 shares outstanding and entitled to vote have voted to adopt said amendment. The holders of 2,255 shares outstanding and entitled to vote have voted against adopting said amendment. The holders of 5,155 shares outstanding and entitled to vote have abstained from voting on the adoption of said amendment.

        Article V. The said amendment does not involve any exchange, reclassification or cancellation of issued shares of the Corporation.

                  [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

        Article VI. The said amendment does not effect a change in the amount of stated capital of the Corporation.

        DATED: June 11, 1996

                                                GULF SOUTHWEST BANCORP, INC.


                                                By: J.W. LANDER, III
                                                --------------------------------
                                                J.W. Lander, III, President